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                                                                   Exhibit 10.16

                           AMENDED AND RESTATED LEASE

   1.    PARTIES:

         This Lease is made and entered into this 31st day of August,
                                                  ----        ------
2001 by and between Monte and Tina Wood (hereinafter referred to as "Landlord")
----                -------------------
and Wood Alliance, Inc. d/b/a Wood Associates (hereinafter referred to as
    -----------------------------------------
"Tenant"), amending and restating that certain lease agreement dated the 15th day of July, 1996, by and between Landlord and Tenant.

   2.    PREMISES:

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, that certain real property and the building and other improvements located thereon situated in the City of Cupertino, State of California, commonly known as 10203 Nile Dr. (said
        ---------           ----------                    -------------
real property is hereinafter called the "Premises").

   3.    TERM:

The term of this Lease shall be from month to month, commencing on July 15,
                                -------------------                -------
1996.
----

   4.    RENT:

         Tenant shall pay to Landlord as rent for the Premises, the sum of One Thousand Four Hundred ($1400.00) dollars per month, in advance on the
   -------------------------   -------
first day of each month during the term hereof. Rent shall be payable without notice or demand and without any deduction, off-set, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord may designate to Tenant in writing.

   5.    TAXES:

         (a) Real Property Taxes.

         Landlord shall pay all real property taxes and general assessments levied and assessed against the Premises during the term of this Lease.

         (b) Personal Property Taxes.

         Tenant shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and other personal property of Tenant contained in the Premises.

   6.    UTILITIES:

         Tenant shall make all arrangements and pay for all water, gas, heat, light, power, telephone and other utility services supplied to the Premises together with any taxes thereon and for all connection charges.

   7.    ALTERATIONS AND ADDITIONS:

         Tenant shall not, without the Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises.

   8.    HOLD HARMLESS:

         Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use or occupancy of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom. Except for Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises.

   9.     ASSIGNMENT AND SUBLETTING:

          Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld.


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   10.   DEFAULT:

         It is agreed between the parties hereto that if any rent shall be due hereunder and unpaid, or if Tenant shall default and breach any other covenant or provision of the Lease, then the Landlord, after giving the proper notice required by law, may re-enter the Premises and remove any property and any and all persons therefrom in the manner allowed by law. The Landlord may, at its option, either maintain this Lease in full force and effect and recover the rent and other charges as they become due or, in the alternative, terminate this Lease. In addition, the Landlord may recover all rentals and any other damages and pursue any other rights and remedies which the Landlord may have against the Tenant by reason of such default as provided by law.

   11.   SURRENDER:

         On the last day of the term of this Lease, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage by fire and the elements excepted.

   12.   HOLDING OVER:

         If Tenant, with the Landlord's consent, remains in possession of the Premises after expiration or termination of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the provisions of this Lease applicable to such a month-to-month tenancy.

   13.   BINDING ON SUCCESSORS AND ASSIGNS:

         Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns.

   14.   NOTICES:

         Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed at the address as set forth below:

         TO LANDLORD AT:       Monte & Tina Wood
                               -------------------------------------------------
                               16565 Far Vue Ln.
                               -------------------------------------------------
                               Los Gatos, CA  95030
                               -------------------------------------------------

         TO TENANT AT:         Wood Alliance, Inc. d/b/a Wood Associates
                               -------------------------------------------------
                               3073 Corvin Dr.
                               -------------------------------------------------
                               Santa Clara, CA  95057
                               -------------------------------------------------

   Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

   15.   WAIVERS:

         No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provisions.

   16.   TIME:

         Time is of the essence of this Lease.

   The parties hereto have executed this Lease on the date first above written.

LANDLORD:                                   TENANT:

By:  /s/ Monte Wood                         Wood Alliance, Inc. d/b/a Wood
     ------------------------------         Associates
     Monte Wood

By:  /s/ Tina Wood                          By:  /s/ James Childers
     ------------------------------              -----------------------------
     Tina Wood                                   James Childers

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